Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLDIATED FINANCIAL STATEMENTS OF
HUAWEI-3COM CO., LIMITED
As previously reported, on November 28, 2006, we announced that Huawei Technologies had accepted our bid to purchase Huawei’s 49 percent interest in our joint venture, Huawei-3Com Co., Limited (“H3C”), for $882 million (the “Acquisition”). The Acquisition closed on March 29, 2007. The total acquisition and financing costs for this transaction were approximately 3 percent of the transaction value for a total value of $891 million. We used approximately $473.0 million of our SCN segment cash balances to fund a portion of the purchase price for the Acquisition and related fees and expenses. Huawei-3Com Co., Limited will now be known as H3C Technologies Co., Limited, or H3C.
The following unaudited pro forma condensed consolidated balance sheet as of March 2, 2007 and the unaudited pro forma condensed consolidated statements of operations for the nine months ended March 2, 2007 and the year ended June 2, 2006 are based on the historical financial statements of 3Com and H3C after giving effect to the Acquisition, using the purchase method of accounting, borrowings made in connection therewith under the Senior Facility (as described in Note 3) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated balance sheet as of March 2, 2007 is presented to give effect to the Acquisition as if it and the borrowings under the Senior Facility had occurred on March 2, 2007 and consolidates the historical 3Com March 2, 2007 balance sheet and the historical H3C December 31, 2006 balance sheet. The unaudited pro forma condensed consolidated statements of operations of 3Com and H3C for the nine months ended March 2, 2007 and the year ended June 2, 2006 are presented as if the Acquisition and the borrowings under the Senior Facility had occurred on June 4, 2005, the beginning of the fiscal periods presented. As H3C reports on a calendar year basis, we consolidated H3C based on H3C’s most recent financial statements, two months in arrears. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 2, 2007 contain the results of H3C’s operations for the nine months ended December 31, 2006. The unaudited pro forma condensed consolidated statements of operations for the year ended June 2, 2006 contain the results of H3C’s operations for twelve months ended March 31, 2006.
Under the purchase method of accounting, the total preliminary purchase price as described in Note 2 to these unaudited pro forma condensed consolidated financial statements was allocated to the net tangible and intangible assets of H3C acquired in connection with the Acquisition based on their fair values as of the completion of the acquisition. The estimated fair values of certain assets and liabilities have been determined with the assistance of third party valuation specialists. The preliminary work performed by the third party valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. Management’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The purchase price allocation is preliminary.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the accompanying notes of 3Com included in 3Com Corporation’s Annual Report on Form 10-K for the year ended June 2, 2006 and quarterly reports filed on Form 10-Q for the three months ended September 1, 2006, the three and six months ended December 1, 2006 and the three and nine months ended March 2, 2007, which were filed with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of 3Com that would have been reported had the Acquisition and the borrowings under the Senior Facility been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of 3Com. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and cost savings that 3Com may achieve with respect to the consolidated companies nor do they include the effects of 3Com’s future repayment of the borrowings under the Senior Facility.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
of 3Com Corporation and Huawei-3Com Co., Limited
March 2, 2007

			Elimination of
			H3C results
			already in
			3Com’s			Pro Forma
			Consolidated	Pro Forma		Condensed
(In thousands)	3Com	H3C	Results (a)	Adjustments		Consolidated
ASSETS
Current assets:
Cash and equivalents	$842,761	$294,319	$(294,319)	$(473,041	)(b)	$369,720
Short-term investments	113,386	—	—	—		113,386
Notes receivable	35,671	35,671	(35,671)	—		35,671
Accounts receivable, net	144,345	76,443	(76,443)	—		144,345
Inventories, net	124,459	95,096	(95,096)	13,117	(c)	137,576
Other current assets	51,214	18,578	(18,578)	—		51,214

Total current assets	1,311,836	520,107	(520,107)	(459,924)		851,912
Property and equipment, net	80,564	35,474	(35,474)	—		80,564
Goodwill	357,430	40	(40)	217,701	(d)	575,131
Intangible assets, net	80,166	36,280	(36,280)	460,439	(e)	540,605
Deposits and other assets	27,662	15,435	(15,435)	12,406	(f)	40,068

Total assets	$1,857,658	$607,336	$(607,336)	$230,622		$2,088,280

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,916	$93,766	$(93,766)	$—		$128,916
Accrued liabilities and other	342,239	156,982	(156,982)	64,884	(g)(h)(i)	407,123
Current portion of long-term debt	—	—	—	94,000	(j)	94,000

Total current liabilities	471,155	250,748	(250,748)	158,884		630,039
Deferred revenue and long-term obligations	2,354	24,569	(24,569)	31,868	(g)	34,222
Long term debt	—	—	—	336,000	(j)	336,000
Minority interest	171,853	—	—	(171,853	)(k)	—
Stockholders’ equity:						—
Common stock	2,316,571	122,705	(122,705)	—		2,316,571
Retained (deficit) earnings	(1,110,183)	198,990	(198,990)	(120,684	)(l)	(1,230,867)
Accumulated other comprehensive income (loss)	5,908	10,324	(10,324)	(3,593	)(l)	2,315

Total stockholders’ equity	1,212,296	332,019	(332,019)	(124,277)		1,088,019

Total liabilities and stockholders’ equity	$1,857,658	$607,336	$(607,336)	$230,622		$2,088,280

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
of 3Com Corporation and Huawei-3Com Co., Limited
Year Ended June 2, 2006

			Elimination of
			H3C results
			already in
			3Com’s			Pro Forma
			Consolidated	Pro Forma		Condensed
(In thousands)	3Com	H3C	Results (a)	Adjustments		Consolidated
Sales	$794,807	$517,246	$(103,623)	$(61,649	)(m)	$1,146,781
Cost of sales	466,743	280,553	(54,480)	(50,984	)(m)(i)	641,832

Gross profit	328,064	236,693	(49,143)	(10,665)		504,949

Operating expenses:
Sales and marketing	274,745	84,474	(15,620)	13,576	(i)	357,175
Research and development	101,870	73,957	(11,732)	20,864	(i)	184,959
General and administrative	72,596	18,525	(2,851)	5,081	(i)	93,351
Amortization and write-down of intangible assets	20,903	—	—	101,232	(e)	122,135
In-process research and development	650	—	—	—		650
Restructuring charges	14,403	—	—	—		14,403

Total operating expenses	485,167	176,956	(30,203)	140,753		772,673

Operating (loss) income	(157,103)	59,737	(18,940)	(151,418)		(267,724)
Gain on investments, net	4,333	—	20	—		4,353
Interest income, net	29,085	6,890	(1,909)	(54,096	)(f)(n)	(20,030)
Other income, net	8,235	8,031	(7,363)	—		8,903

(Loss) income before income taxes, equity interest in loss of unconsolidated joint venture and minority interest	(115,450)	74,658	(28,192)	(205,514)		(274,498)
Income tax benefit	14,833	4,136	2,541	7,592 (g	) (o)	29,102
Equity interest in unconsolidated joint venture	11,016	—	—	(11,016)	(p)	—
Minority interest in income of consolidated joint venture	(11,074)	—	—	11,074	(k)	—

Net (loss) income	$(100,675)	$78,794	$(25,651)	$(197,864)		$(245,396)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
of 3Com Corporation and Huawei-3Com Co., Limited
Nine Months Ended March 2, 2007

			Elimination of
			H3C results
			already in
			3Com’s			Pro Forma
			Consolidated	Pro Forma		Condensed
(In thousands)	3Com	H3C	Results (a)	Adjustments		Consolidated

Sales	$956,561	$556,985	$(556,985)	$—		$956,561
Cost of sales	516,544	295,699	(295,699)	2,264	(i)	518,808

Gross profit	440,017	261,286	(261,286)	(2,264)		437,753

Operating expenses:
Sales and marketing	230,648	86,505	(86,505)	6,585	(i)	237,233
Research and development	144,363	82,523	(82,523)	10,120	(i)	154,483
General and administrative	65,083	15,879	(15,879)	2,464	(i)	67,547
Amortization and write-down of intangible assets	34,630	—	—	68,242	(e)	102,872
In-process research and development	1,700	—	—	—		1,700
Restructuring charges	2,776	—	—	—		2,776

Total operating expenses	479,200	184,907	(184,907)	87,411		566,611

Operating (loss) income	(39,183)	76,379	(76,379)	(89,675)		(128,858)
Gain on investments, net	799	—	—	—		799
Interest income, net	32,802	5,975	(5,975)	(44,681)	(f)(n)	(11,879)
Other income, net	26,971	24,655	(24,655)	—		26,971

Income before income taxes and minority interest	21,389	107,009	(107,009)	(134,356)		(112,967)
Income tax (provision) benefit	(5,047)	(5,223)	5,223	5,118	(g)(o)	71
Minority interest in income of consolidated joint venture	(38,705)	—	—	38,705	(k)	—

Net (loss) income	$(22,363)	$101,786	$(101,786)	$(90,533)		$(112,896)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

1. Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated balance sheet as of March 2, 2007 is presented to give effect to the acquisition, by 3Com Corporation (“3Com”) of the remaining 49% of Huawei-3Com Co., Limited (“H3C”), as if it and the borrowings under the Senior Facility (See note 4) had occurred on March 2, 2007 and combines the historical 3Com March 2, 2007 balance sheet and the historical H3C December 31, 2006 balance sheet. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 2, 2007 and the year ended June 2, 2006 are presented as if the acquisition and the borrowings under the Senior Facility had occurred on June 4, 2005 the beginning of the fiscal periods presented. No pro forma adjustments were required to conform H3C’s accounting policies to 3Com’s accounting policies.
Under the purchase method of accounting the total preliminary purchase price as described in Note 2 to these unaudited pro forma condensed consolidated financial statements was allocated to the net tangible and intangible assets of H3C acquired in connection with the purchase of Huawei’s 49 percent stake of the joint venture based on their fair values as of the completion of the acquisition. The estimated fair values of certain assets and liabilities have been determined with the assistance of third party valuation specialists. The preliminary work performed by the third party valuation specialists has been considered in management’s estimates of the fair values reflected in these unaudited pro forma condensed consolidated financial statements. Management’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The purchase price allocation is preliminary.
2. Acquisition of Huawei-3Com Co., Limited
On November 17, 2003, 3Com formed the Huawei-3Com joint venture, or H3C, with a subsidiary of Huawei Technologies, Ltd., or Huawei. H3C is domiciled in Hong Kong, and has its principal operating center in Hangzhou, China.
At the time of formation, we contributed cash of $160.0 million, assets related to our operations in China and Japan, and licenses related to certain intellectual property in exchange for a 49 percent ownership interest in H3C. We recorded our initial investment in H3C at $160.1 million, reflecting our carrying value for the cash and assets contributed. Huawei contributed its enterprise networking business assets — including Local Area Network, or LAN, switches and routers; engineering, sales and marketing resources and personnel; and licenses to its related intellectual property — in exchange for a 51 percent ownership interest. Huawei’s contributed assets were valued at $178.2 million at the time of formation.
Two years after the formation of H3C, we had the one-time option to purchase an additional two percent ownership interest from Huawei. On October 28, 2005, we exercised this right and entered into an agreement to purchase an additional two percent ownership interest in H3C from Huawei for an aggregate purchase price of $28.0 million. We were granted regulatory approval by the People’s Republic of China (“PRC”) and subsequently completed this transaction on January 27, 2006. Consequently, we owned a majority interest in the joint venture and, therefore, consolidated H3C’s financial statements beginning February 1, 2006, a date used under the principle of a convenience close. As H3C reports on a calendar year basis, we consolidate H3C based on H3C’s most recent financial statements, two months in arrears.
Three years after formation of H3C, we and Huawei each had the right to initiate a bid process to purchase the equity interest in H3C held by the other. 3Com initiated the bidding process on November 15, 2006 to buy Huawei’s 49 percent stake in H3C and our bid of $882 million was accepted by Huawei on November 27, 2006. The transaction closed on March 29, 2007, at which time the purchase price was paid in full.

Under the purchase method of accounting, the total estimated purchase price was allocated to H3C’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the acquisition. The preliminary purchase price as of the date of closing is shown below (in millions):

Preliminary Purchase Price
Cash	$882.0
Direct acquisition costs	8.6

Total purchase price	$890.6

The preliminary estimated purchase price was allocated as follows (in millions):

Preliminary Purchase Price
Allocation
Net assets acquired	$149.5
Identifiable intangible assets:
Trademark	112.6
Core technology	90.1
Completed technology	167.9
Distributor relationship	1.7
OEM-out agreement with Huawei	42.0
Huawei non-compete agreement	46.1

Total identifiable intangible assets	460.4
In-process research and development	63.0
Goodwill	217.7

Total preliminary purchase price allocation	$890.6

The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions which are subject to change upon the finalization of the valuation. The purchase price allocation is preliminary.
Of the total estimated purchase price, a preliminary estimate of approximately $149.5 million was allocated to net assets acquired. Net assets were valued at their respective carrying amounts, which management believes approximate fair value, except for adjustments to inventory and deferred revenue. Inventory was adjusted by an increase of $13.1 million in the pro forma condensed consolidated balance sheet, to adjust inventory to the actual fair value less direct selling expense plus reasonable profit. Deferred revenues were reduced by $0.4 million in the pro forma condensed consolidated balance sheet, to adjust deferred revenue to the estimated cost plus an appropriate profit margin to perform the support and maintenance services.
Approximately $460.4 million was allocated to acquired identifiable intangible assets. Existing core technology is comprised of products that have reached technological feasibility, which includes most of H3C’s technology. The remainder of intangible assets is associated with maintenance agreements, trademarks, and non-competition agreements. The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed consolidated statements of operations.
Of the total estimated purchase price, approximately $63.0 million was allocated to in-process research and development (IPR&D) and was charged to expense upon completion of the acquisition. IPR&D represents incomplete H3C research and development projects that had not reached technological feasibility and had no alternative future use as of the acquisition date. Technological feasibility is established when an enterprise has completed all planning, designing, coding, and testing activities that are necessary to establish that a product can be produced to meet its design specifications including functions, features, and technical performance requirements. At the time of acquisition, H3C had multiple IPR&D efforts under way for certain current and future product lines. Purchased IPR&D relates primarily to projects associated with certain H3C routers and switch products which had not yet reached technological feasibility as of the acquisition date and have no alternative future use.
Of the total estimated purchase price, approximately $217.7 million was allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that we determine that the value of the goodwill has become impaired, an accounting charge for the amount of the impairment will be incurred in the quarter in which such determination is made.
3. Equity Appreciation Rights Plan
The closing of the acquisition triggered a bonus program for substantially all of H3C’s approximately 4,800 employees. This program, which was implemented by Huawei and 3Com in a prior period, is called the Equity Appreciation Rights Plan, or EARP, and funds a bonus pool based upon a percentage of the appreciation in H3C’s value from the initiation of the program to the time of the closing of the Acquisition. A portion of the program is also based on cumulative earnings of H3C. The total value of the EARP is expected to be approximately $190 million. Approximately $37 million related to cumulative earnings was accrued by December 31, 2006 (the fiscal year end for H3C), and about $90 million is expected to vest in future periods. Finally, based upon the vesting schedules, within our H3C results, we recorded an incremental net charge of approximately $60 million related to the change in control, just prior to the closing of our incremental ownership acquisition. The first cash pay-out under the program is currently expected to occur within 3Com’s fourth fiscal quarter of 2007, and we expect this payment to be approximately $95 to $100 million. We expect the unvested portion will be accrued in our H3C operating segment over the next 3 years serving as a continued retention and incentive program for H3C employees.
4. Senior Facility
On March 22, 2007, H3C Holdings Limited (the “Borrower”), an indirect wholly-owned subsidiary of 3Com Corporation, entered into a Credit and Guaranty Agreement dated as of March 22, 2007 among H3C Holdings Limited, as Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent (“GSCP”), and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent (the “Senior Facility”). Under the Senior Facility, on March 28, 2007 the Borrower borrowed $430 million (the “Existing Loan”) to finance a portion of the purchase price for our March 29, 2007 acquisition (the “Acquisition”) of 49 percent of our China-based joint venture, H3C Technologies Co., Limited (“H3C”), from an affiliate of Huawei Technologies.
As previously disclosed, on May 25, 2007, the parties amended and restated the Senior Facility in order to, among other things, convert the Existing Loan into two tranches with different principal amortization schedules and different interest rates (the “A&R Loans”). The other provisions of the Senior Facility, including covenants, collateral, temporary guarantees and other provisions, remain largely unchanged. It was expected that the closing of the A&R Loans would take place on May 31, 2007.
3Com and H3C are not borrowing additional funds under the A&R Loans. Other than with respect to transaction fees and expenses, the consummation of the closing of the A&R Loans resulted in fund transfers solely among existing and new lenders.
The A&R Loans are subject to the terms and conditions of an Amended and Restated Credit and Guaranty Agreement dated as of May 25, 2007 and effective as of May 31, 2007 among H3C Holdings Limited, as Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, H3C, as a Guarantor, various Lenders, GSCP, as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent, and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent.

5. Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial statements include the pro forma adjustments necessary to give effect to the purchase accounting adjustments and borrowings as if the Acquisition and the borrowings occurred on March 2, 2007 for the balance sheet and June 4, 2005 for the unaudited pro forma condensed consolidated statements of operations for the nine months ended March 2, 2007 and the year ended June 2, 2006, respectively.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:
(a)	Adjustments to eliminate the results of H3C audited financial statements, to the extent they are already consolidated into the 3Com consolidated financial statements. For the year ended June 2, 2006 3Com only consolidated 2 months of H3C results as prior to that period 3Com was the minority shareholder. For the nine months ended March 2, 2007, 3Com consolidated 9 months of H3C results.

(b)	Adjustment to record the following adjustments to cash and cash equivalents:
(in millions):

To record proceeds from the Senior Facility	$430.0
To record cash paid for the Senior Facility fees	(12.4)
To record cash paid for Huawei’s 49 percent share of H3C	(882.0)
To record estimated acquisition transaction costs	(8.6)

Total adjustment to cash	$(473.0)

(c)	Adjustment reflects our acquired 49 percent portion of the difference between our preliminary estimate of the fair value of inventory, net and the historical carrying value of inventory, net.

(d)	Adjustment to reflect the preliminary estimate of the fair value of goodwill of approximately $217.7 million. transaction costs of approximately $8.6 million.

(e)	Adjustments to reflect the preliminary estimate of the fair value of identifiable intangible assets of approximately $452.7 million and the resulting increase in the straight line amortization expense for the periods presented, as follows (in millions):

	Estimated	Amount of Annual	Amount of 9 -
	Fair Value	Amortization	Month Amortization	Useful Life in Years
Trademark	$112.6	$—	$—	Indefinite
Core technology	90.1	15.0	11.3	6
Distributor relationship	1.7	0.8	0.6	2
Completed technology	167.9	54.7	40.9	2 - 4
OEM-out agreement with Huawei	42.0	—	—	Indefinite
Huawei non-compete agreement	46.1	30.7	15.4	1.5

Total	$460.4	$101.2	$68.2

(f)	Adjustment to record the payment of the Senior Facility fees. The amortized expense was $2.3 million and 1.7 million for the twelve months ended June 2, 2006 and nine months ended March 2, 2007, respectively. These fees will be amortized to interest expense over the life of the Senior Facility which is 5 years and 5 months.

(g)	Adjustment to record deferred tax liabilities related to basis differences resulting from the Acquisition and the related amortization of the deferred tax liability as basis differences reverse. The adjustment to the pro forma balance sheet aggregated $39.5 million at March 2, 2007.

(h)	Adjustment to record the acquired 49 percent difference between the preliminary estimate of the fair value and the historical amount of deferred revenue. The adjustment to the pro forma balance sheet aggregated $0.4 million at March 2, 2007.

(i)	Adjustment to accrue contingent payments to employees under an EARP plan associated with the prospective vesting of the EARP awards post acquisition. The EARP expense related to the following statements of income captions:

	12 Months Ended	9 Months Ended
(in millions):	June 2, 2006	March 2, 2007
Cost of sales	$4.7	$2.3
Sales and marketing	13.6	6.6
Research and development	20.8	10.1
General and administrative	5.1	2.4

Total	$44.2	$21.4

(j)	Adjustment to record the current and long-term portions of the Senior Facility used to fund part of the purchase price for the acquisition.

(k)	Adjustment to eliminate the minority interest of Huawei held in H3C pre-acquisition.

(l)	Adjustments to stockholder’s equity (in millions):

To record the preliminary estimate of the fair value of in-process research and development	$(63.0)
To record the charge for contingent payments to employees triggered by the change of control	(57.7)
To eliminate remaining accumulated other comprehensive income	(3.6)

Total adjustment to stockholder’s equity excluding inventory and deferred revenue adjustments	$(124.3)

(m)	Adjustment to eliminate additional months of intercompany sales for the periods prior to 3Com acquiring control in February 2006.

(n)	Adjustments to record the interest expense associated with the Senior Facility for the period. The interest rate for the Tranche A is LIBOR plus 2.00 points, the interest rate for Tranche B is LIBOR plus 3.00 points. The LIBOR interest used to calculate the interest expense is 5.37%. The LIBOR The interest expense is $33.7 million and $25.3 million for the twelve months ended June 2, 2006 and nine months ended March 2, 2007, respectively. The adjustment also reverses the interest income earned for the period for the cash consideration paid in connection with the acquisition. The interest income reversed is $18.1 million and $17.7 million for the twelve months ended June 2, 2006 and nine months ended March 2, 2007, respectively.
(o)	Adjustment to record the income tax effect on H3C’s results of operations of the pro forma adjustments utilizing 7.5 percent statutory rate for H3C.

(p)	Adjustment to eliminate 3Com’s equity interest in the as reported unconsolidated H3C joint venture.